UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 5, 2018

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On December 5, 2018, the State of Florida Office of Public Counsel (OPC), the Florida Retail Federation (FRF), and the Florida Industrial Power Users Group (FIPUG) (collectively, joint petitioners) filed with the Florida Public Service Commission (FPSC) a petition regarding Florida Power & Light Company's (FPL's) retail rates that were established pursuant to an FPSC final order approving a stipulation and settlement between FPL and several intervenors, including OPC and FRF, in FPL's last base rate proceeding (2016 rate agreement).

The joint petitioners request, among other things, that FPL refund up to $736.8 million annually related to cost savings created by the Tax Cuts and Jobs Act (tax reform) and to establish new permanent base rates for FPL that reflect the tax cost savings associated with tax reform and other factors, including a lower regulatory return on common equity of 9.6% and a lower equity ratio of 55.0%.

As most recently disclosed in FPL's Form 10-Q for the quarterly period ended September 30, 2018, in December 2017, following the enactment of tax reform, FPL determined that it would not seek recovery of storm restoration costs associated with Hurricane Irma through a storm surcharge from customers and, as a result, the approximately $1.3 billion regulatory asset associated with Hurricane Irma was written off in December 2017 as storm restoration costs. As allowed under the 2016 rate agreement, FPL used available reserve amortization to offset nearly all of that expense, and plans to partially restore the reserve amortization through tax savings generated during the term of the 2016 rate agreement. FPL believes that the actions it took as a result of tax reform are in accordance with the 2016 rate agreement and that the petition is a violation of the 2016 rate agreement on the part of the OPC and FRF who were signatories to that agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  December 7, 2018

NEXTERA ENERGY, INC.
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KEITH FERGUSON
Keith Ferguson Controller of Florida Power & Light Company

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